Exhibit 3.21

CERTIFICATE OF AMENDMENT

OF THE AMENDED

ARTICLES OF INCORPORATION

Richard C. Bohlim and John A. Doyle, Jr. certify that:

1.                                       They are the president and the assistant secretary of Ahlstrom Pyropower Customer Services, Inc., a California corporation.

2.                                       Article One of the amended articles of Incorporation of this corporation is amended to read as follows:

“One:  The name of the Corporation shall be: Foster Wheeler Energy Services, Inc.”

3.                                       The foregoing amendment of the amended articles of incorporation has been duly approved by the board of directors.

4.                                       The foregoing amendment of the amended articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code.  The total number of outstanding shares of the corporation is 100.  The number of shares voting in favor of the amendment equaled or exceeded the vote required.  The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: June 13, 1996

/s/ Richard C. Bohlim
Richard C. Bohlim, President

/s/ John A. Doyle
John A. Doyle, Jr., Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

F. E. Linck and Joseph A. Lestyk certify that:

1.                                       They are the president and the secretary of Pyropower Energy Services Company, Inc., a California corporation.

2.                                       Article One of the articles of incorporation of this corporation is amended to read as follows:

“One:    The name of the Corporation shall be:  Ahlstrom Pyropower Customer Services, Inc.”

3.                                       The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4.                                       The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code.  The total number of outstanding shares of the corporation is 100.  The number of shares voting in favor of the amendment equaled or exceeded the vote required.  The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: JUNE 23 , 1994

/s/ F. E. Linck
F. E. Linck, President

/s/ Joseph A. Lestyk
Joseph A. Lestyk, Secretary

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
PYROPOWER ENERGY SERVICES COMPANY, INC.

William A. Gardner and Joseph A. Lestyk certify that:

1.                                       They are the President and the Secretary, respectively, of Pyropower Energy Services Company, Inc., a California corporation.

2.                                       The Board of Directors of Pyropower Energy Services Company, Inc. has approved the following amendment to the Articles of Incorporation of the corporation:

Articles Five is added to the Articles of Incorporation to read as follows:

“Five:  The corporation is authorized by bylaw, agreement or otherwise, to indemnify its agents, as defined in Corporations Code Section 317, in excess of the indemnification expressly permitted by such Section 317 for those agents, provided, however, that the provision may not provide indemnification of any agent for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in the exception to paragraph (10) of the Corporations Code Section 204 or as to circumstances in which indemnity is expressly prohibited by California Corporations Code Section 317.”

3.                                       The amendment has been approved by the required vote of the shareholders in accordance with Section 902 of the California Corporations Code.  The corporation has only one class of shares.  Each outstanding share is entitled to one vote.  The corporation has 100 shares outstanding and, hence, the total number of shares entitled to vote with respect to the amendment was 100.  The number of shares voting in favor of the amendment equaled the vote required, in that the affirmative vote of a majority, that is, more than 50 percent, of the outstanding shares was required for approval of the amendment and the amendment was approved by the affirmative vote of 100 shares, or 100% of the outstanding voting shares.

/s/ William A. Gardner
William A. Gardner, President

/s/ Joseph A. Lestyk
Joseph A. Lestyk, Secretary

Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of his, or their, own knowledge and that this declaration was executed on March 1, 1991 at San Diego, California.

/s/ William A. Gardner
William A. Gardner, President

/s/ Joseph A. Lestyk
Joseph A. Lestyk, Secretary

ARTICLES OF INCORPORATION

OF

PYROPOWER ENERGY SERVICES COMPANY, INC.

The undersigned Incorporator hereby executes and acknowledges the following Articles of Incorporation for the purpose of forming a corporation under the General Corporation Law of the State of California:

One:                                                                       The name of the Corporation shall be:  Pyropower Energy Services Company, Inc.

Two:                     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

Three:              The name and address in this state of the Corporation’s initial agent for service of process in accordance with subdivision (b) of Section 1502 of the General Corporation Law is:

Marshall M. Taylor
Lillick, McHose & Charles
725 South Figueroa Street
Suite 1200
Los Angeles, CA 90017

Four:                    The Corporation is authorized to issue only one class of shares, and the total number of shares which the Corporation is authorized to issue is one thousand (1,000), and each of said shares shall have no par value.

IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on January 3, 1989.

/s/ Nancy Fejer
Nancy Fejer, Incorporator

EXECUTION

IN WITNESS WHEREOF, the undersigned, who is the incorporator of this corporation, has executed these Articles of Incorporation on January 3, 1989.

/s/ Nancy Fejer
Nancy Fejer, Incorporator